UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 15, 2009
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX
EX-99.1
EX-99.2
EX-99.3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 15, 2009, Joseph F. Jeamel, Jr., who currently serves as Executive Vice President of Rockville Financial Inc. (the “Company”) and Executive Vice President, Chief Operating Officer of the Company’s bank subsidiary, Rockville Bank (the “Bank”), notified the Company and the Bank of his intention to retire and tendered his resignation, effective June 30, 2010. A copy of the letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
On June 15, 2009, William J. McGurk, who currently serves as President and Chief Executive Officer of Rockville Financial Inc. (the “Company”) and of the Company’s bank subsidiary, Rockville Bank (the “Bank”), notified the Company and the Bank of his intention to retire and tendered his resignation, effective following the Company’s Annual Meeting tentatively scheduled for April 26, 2011. At the invitation of the Board of Directors of Rockville Bank, Mr. McGurk may continue in a nonexecutive capacity as a bank spokesman. A copy of the letter is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.
The timeframe for these announced retirements will permit the Board of Directors of the Company and the Bank to consider and determine successors for these positions in an orderly and deliberate process, with the longer lead time appropriate for a successor to Mr. McGurk.
On June 17, 2009, the Company issued a press release announcing Mr. Jeamel’s and Mr. McGurk’s future retirements. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable
(d) Exhibit.

Exhibit No.	Description
99.1	Letter of Retirement from Joseph F. Jeamel, Jr.

99.2	Letter of Retirement from William J. McGurk

99.3	Press Release dated June 17, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2009	ROCKVILLE FINANCIAL, INC. Registrant

By:	/s/ John T. Lund
John T. Lund
Senior Vice President/ Chief Financial Officer